SAVOS INVESTMENTS TRUST
SECOND AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

       THIS SECOND AMENDMENT, dated as of the 31st day of January, 2014, to the Transfer Agent Servicing Agreement, dated as of February 20, 2007, as amended December 17, 2013 (the “Agreement”), is entered into by and between SAVOS INVESTMENTS TRUST f/k/a GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to change the name of the fund from the Genworth Financial Contra Fund to the Contra Fund; and

WHEREAS, the parties desire to amend the Agreement referencing a name change; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Effective January 31, 2014, the name Genworth Financial Asset Management Funds was changed to Savos Investments Trust. Accordingly, all references to Genworth Financial Asset Management Funds in the Agreement should be replaced with Savos Investments Trust.

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

(signatures on the following page)

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SAVOS INVESTMENTS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Carrie E. Hansen	By: /s/ Michael R. McVoy

Name: Carrie E. Hansen	Name: Michael R. McVoy

Title: Chairman/President	Title: Executive Vice President

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Amended Exhibit A
to the
Transfer Agent Servicing Agreement

Fund Names

Separate Series of Savos Investments Trust f/k/a Genworth Financial Asset Management Funds

Name of Series	Date Added
Contra Fund f/k/a Genworth Financial Contra Fund	on or after 1/31/14

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